EXHIBIT 5.2

                         [ANDREWS KURTH LLP LETTERHEAD]

                                                   Supplemental Legality Opinion

                                 April 29, 2005

First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas 75063

      Re:   First Horizon Asset Securities Inc.
            Mortgage Pass-Through Certificates,
            Series 2005-AA4

Ladies and Gentlemen:

      We have acted as special counsel to First Horizon Asset Securities Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of (a) its Class I-A-1, Class I-A-R and Class II-A-1 Mortgage Pass-Through Certificates, Series 2005-AA4 (the "Senior Publicly-Offered Certificates") to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") pursuant to an underwriting agreement dated as of September 27, 2004 (the "Merrill Lynch Underwriting Agreement"), as supplemented by a terms agreement thereto dated as of April 22, 2005, each by and among First Horizon Home Loan Corporation, a Kansas corporation ("First Horizon"), the Company and Merrill Lynch, (b) its Class B-1, Class B-2 and Class B-3 Mortgage Pass-Through Certificates, Series 2005-AA4 (the "CSFB Publicly-Offered Certificates" and, together with the Senior Publicly-Offered Certificates, the "Publicly-Offered Certificates") to Credit Suisse First Boston LLC ("CSFB") pursuant to an underwriting agreement dated as of October 25, 2004 (the "CSFB Underwriting Agreement" and, together with the Merrill Lynch Underwriting Agreement, the "Underwriting Agreements"), as supplemented by a terms agreement thereto dated as of April 22, 2005, each by and among First Horizon, the Company and CSFB, and
(c) its Class B-4, Class B-5 and Class B-6 Mortgage Pass-Through Certificates, Series 2005-AA4 (the "Privately-Offered Certificates") to CSFB pursuant to a purchase agreement dated as of June 24, 2004 (the "Purchase Agreement"), as supplemented by a terms agreement thereto dated as of April 22, 2005, each by and among First Horizon, the Company and CSFB. The Publicly-Offered Certificates and the Privately-Offered Certificates are referred to herein collectively as the "Certificates." Merrill Lynch and CSFB are referred to herein collectively as the "Underwriters." The Certificates were created pursuant to a Pooling and Servicing Agreement dated as of April 1, 2005 (the "Pooling and Servicing Agreement"), by and among the Company, as Depositor, First Horizon, as Master Servicer, and The Bank of New York, as Trustee. The Certificates evidence the entire beneficial ownership interest in First Horizon Alternative Mortgage Securities Trust 2005-AA4 (the "Trust") which consists primarily of certain mortgage loans (the "Mortgage Loans") conveyed to the Trust by the Company pursuant to the Pooling and Servicing Agreement.

      The Publicly-Offered Certificates have been registered by means of a Registration Statement of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), under File No. 333-119657 which Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission") on October 22, 2004 (such Registration Statement herein called the "Registration Statement"). We have participated in the preparation of the Registration Statement with respect to the Publicly-Offered Certificates and the Prospectus dated February 25, 2005 (the "Base Prospectus") and the related Prospectus Supplement dated April 22, 2005 (the "Prospectus Supplement"), which Base Prospectus and Prospectus Supplement will be filed by the Company with the Commission pursuant to Rule 424 under the Securities Act (the Base Prospectus and the Prospectus Supplement, collectively, the "Prospectus").

First Horizon Asset Securities Inc.
April 29, 2005
Page 2

      In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Prospectus and of such other instruments and documents as we have deemed necessary to review as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents submitted as copies.

      Based upon the foregoing and in reliance thereon, we are of the opinion that:

      1. The execution and delivery of the Pooling and Servicing Agreement and the incurrence of the obligations and the consummation of the transactions contemplated therein by the Company have been duly authorized by the Company by all necessary corporate action and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company.

      2. The Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of each of the Company and First Horizon, enforceable against each of the Company and First Horizon in accordance with its terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws of general application affecting the rights of creditors generally and to general principles of equity and equitable remedies (regardless of whether such enforcement is considered in a proceeding at law or in equity).

      3. The creation and issuance of the Certificates has been duly authorized by all necessary corporate action of the Company and, assuming due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and First Horizon, when executed and countersigned by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to (or as directed by) and paid for by the Underwriters pursuant to the Underwriting Agreements (in the case of the Publicly-Offered Certificates) and by CSFB pursuant to the Purchase Agreement (in the case of the Privately-Offered Certificates), the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

First Horizon Asset Securities Inc.
April 29, 2005
Page 3

      In rendering the opinions set forth above, we have relied on (i) the opinion of even date herewith of Thacher, Proffitt & Wood, special counsel to the Trustee, that the Pooling and Servicing Agreement and the Certificates have been duly and validly authorized by all necessary corporate action on the part of the Trustee, have been duly and validly executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms and (ii) the opinion of even date herewith of special counsel to First Horizon that the Pooling and Servicing Agreement has been duly and validly authorized by all necessary corporate action on the part of First Horizon and has been duly and validly executed and delivered by First Horizon, and we are aware of no reason for which reliance thereon is not justified.

      We express no opinion as to the laws of any jurisdiction other than the laws of the United States and the States of Texas and New York and the Delaware General Corporation Law.

      The opinions expressed above are solely for your benefit and, without our prior consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any other person or entity. These opinions are delivered as of the date hereof and we disclaim any responsibility to update these opinions at any time following the date hereof.

      We consent to the use and incorporation by reference of this opinion in the Registration Statement. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                     Respectfully submitted,


                                                     /s/ Andrews Kurth LLP